Exhibit 10.1

MASTER EXCHANGE AGREEMENT

THIS MASTER EXCHANGE AGREEMENT (this “Agreement”), dated as of March 27, 2020, by and among Net Element, Inc., a Delaware corporation, with headquarters located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida (the “Company”) and ESOUSA Holding, LLC, a New York limited liability company (the “Creditor”).

WHEREAS, the Company and the Creditor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded either by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or by Section 3(a)(9) of the Securities Act and Rule 144(d)(3)(ii) of the Securities Act, as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

WHEREAS, as of the date hereof, the Creditor holds and has the right to transfer up to $2,000,000 in principal amount and unpaid interest of a promissory note of the Company or its direct or indirect subsidiaries (the “Existing Debt”, and the amount owing pursuant thereto, the “Debt Amount”), which Existing Debt the Creditor either purchased in whole or has an irrevocable right to purchase in Tranches (as defined below) from RBL Capital Group, LLC (the “Original Creditor”), pursuant to a Note Purchase Agreement, dated as of March 27, 2020 between the Creditor and the Original Creditor.

WHEREAS, the Company and the Creditor desire to enter into this Agreement, pursuant to which, among other things, the Creditor shall exchange, as set forth herein, in whole or in part, the Existing Debt for shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), as provided hereunder in reliance on the exemption from registration provided either by Section 4(a)(2) of the Securities Act or Section 3(a)(9) of the Securities Act.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and the Creditor hereby agree as follows:

1. EXCHANGES OF EXISTING DEBT.  At any time during the period commencing on the date hereof and ending on the date no Existing Debt remains outstanding (the “Exchange Period”), the Creditor agrees, subject to Section 1(d) below, to exchange in tranches (each such tranche shall be in an amount of $148,000 or such other amount as may be mutually agreed in writing by the Company and Creditor, except that the last installment shall be reduced to equal the then remaining unexchanged Debt Amount; each, a “Tranche” and, collectively, the “Tranches”) on the date hereof with respect to the first Tranche and thereafter on the dates when the Company instructs (as described below) the Creditor to exchange other Tranches (each, an “Exchange”) all (reduced only as set forth in Section 1(d) below) of the Existing Debt into validly issued, fully paid and non-assessable shares of Common Stock (as defined below) (collectively, the “Exchange Shares”), on the terms and conditions set forth in this Section 1.  If, with respect to any Exchange, the Company requests that any Tranche shall be in an amount less than $148,000 by stating such lower amount in the Exchange Notice (as defined below), the Creditor shall use its good faith efforts to accommodate such request by sending the Company, within the period set forth in Section 1(c)(i) below, an acknowledgment, in the form attached hereto in Exhibit I, of receipt of such Exchange Notice to the Creditor. Certain capitalized terms used herein are defined in Section 1(g).

(a) Exchange Right and Obligation. Subject to the provisions of Section 1(d), at any time or times from the date hereof up to March 27, 2021 (the “Outside Date”), the Creditor shall be obligated to exchange upon the Company issuing an Exchange Notice (as defined below) the Tranche (in the amount specified in the Exchange Notice representing a portion of the outstanding and unpaid Existing Debt into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 1(c).  In no event shall the Company issue an Exchange Notice for a new Tranche on a date that is less than 14 days from the date of the Exchange Notice for last Tranche without the express written consent of the Creditor, which may be withheld at its sole discretion The Company shall not issue any fraction of a share of Common Stock upon any Exchange.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon Exchange of Existing Debt.

(b) Exchange Shares. The number of shares of Common Stock issuable upon exchange of any Tranche pursuant to Section 1(a) (“Tranche Exchange Shares”) shall be the same number of shares of Common Stock already in the Creditor’s possession that the Creditor sold in order to finance the Creditor’s purchase of the Exchange Amount (subject to the next sentence in this paragraph) related to a particular Tranche from the Original Creditor (with respect to each Tranche, “Sold Shares”). The Creditor shall purchase an Exchange Amount related to each Tranche equal to 88% of the gross proceeds from the Sold Shares used by the Creditor to finance the purchase of such Exchange Amount from the Original Creditor.

(i) “Exchange Amount” means, with respect to such Existing Debt to be exchanged hereunder in each Tranche, the aggregate of the Debt Amount of the Existing Debt to be exchanged hereunder in such Tranche shall be $148,000, or such amounts as the Creditor and the Company shall agree upon.

(c) Mechanics of Exchange.

(i) Exchange. To exchange any Exchange Debt into shares of Common Stock on any date during the Exchange Period (a “Exchange Date”), the Company shall deliver (whether via facsimile or otherwise), for receipt after 4:00 p.m. and on or prior to 11:59 p.m., New York time, on the date that is one (1) Business Day prior to the Exchange Date, a copy of an executed notice of exchange in the form attached hereto as Exhibit I and specifying the amount of the Tranche to be exchanged on such Exchange Date (the “Exchange Notice”) to the Creditor.  Upon the issuance of such Exchange Notice (i) the Creditor shall transmit by email to the Company an acknowledgment, in the form attached hereto in Exhibit I, of receipt of such Exchange Notice to the Creditor, specifying the Sold Shares with respect to the Tranche specified in such Exchange Notice. Within one (1) Trading Day after the Company’s receipt of such acknowledgement and the number of such Sold Shares, the Company shall deliver an instruction to the Company’s transfer agent (the “Transfer Agent”) to issue as soon as possible the Tranche Exchange Shares (equal to the number of such Sold Shares) and deliver such Tranche Exchange Shares to the Creditor via the Creditor’s balance account with the Depository Trust Company’s (the “DTC”).

(ii) Company’s Failure to Timely Exchange. If the Company shall fail to fulfill its obligations set forth in the last sentence of Section 1(c)(i), then, as the sole and exclusive remedy available to the Creditor, the Creditor shall have the right to purchase on the open market the portion of the Tranche Exchange Shares that are not issued to the Creditor and invoice the Company for the price for such portion of the Tranche Exchange Shares so purchased by the Creditor on the open market.

(iv)  Pro Rata Exchange; Disputes. In the event of a dispute as to the number of shares of Common Stock issuable to the Creditor in connection with an Exchange of the Existing Debt, the Company shall issue to the Creditor the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 1(e).

(v) The Creditor agrees that neither it nor its Affiliates, agents or representatives shall at any time engage in any short sales of, or sell put options or similar instruments with respect to, the Company's Common Stock or any other Company’s securities.

(vi) The Company will not require the Creditor to effectuate an Exchange if the Closing Bid Price on the applicable Exchange Date is less than $0.50 per share.

(vii) To the extent that issuance of any number of shares of Common Stock will cause the Creditor’s beneficial ownership of the Common Stock to exceed the Maximum Percentage (as defined below), the Creditor shall have the option to request the Company in writing, and, after the Company’s receipt of such written request, the Company shall, in lieu of issuing such shares of Common Stock that will cause the Creditor’s beneficial ownership of the Common Stock to exceed the Maximum Percentage, issue to the Creditor warrants, substantially in the form attached hereto as Exhibit II, to purchase, at a purchase price of $0.01 per share, the number of shares of Common Stock that would cause Creditor’s beneficial ownership to exceed the Maximum Percentage (the “Pre-Funded Warrants”).

(d) Limitations on Exchanges.  Notwithstanding anything to the contrary contained in the Existing Debt, the Existing Debt shall not be exchangeable by the Creditor hereof, and the Company shall not effect any exchange of the Existing Debt or otherwise issue any shares of Common Stock pursuant hereto, to the extent (but only to the extent) that after giving effect to such exchange or other share issuance hereunder the Creditor (together with its Affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock.  To the extent the above limitation applies, the determination of whether the Existing Debt shall be exchangeable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Creditor or any of its Affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Creditor and its Affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exchange the Existing Debt, or to issue shares of Common Stock, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exchangeability. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).  The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. For any reason at any time until the Existing Debt has been exchanged, upon the written or oral request of the Creditor, the Company shall within one (1) Business Day confirm orally and in writing to the Creditor the number of shares of Common Stock then outstanding, including by virtue of any prior conversion, exchange or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to the Existing Debt or securities issued pursuant to this Exchange Agreement. In addition, under no circumstances whatsoever may the aggregate number shares of Common Stock issued to Creditor in connection with the exchange of the Existing Debt at any time exceed 19.99% of the total number of shares of Common Stock outstanding or of the voting power (the “Share Cap”) unless the Company has obtained either (i) its stockholders’ approval of the issuance of more than such number of shares of Common Stock pursuant to NASDAQ Marketplace Rule 5635(d) or (ii) a waiver from The NASDAQ Stock Market of the Company’s compliance with Rule 5635(d).

(e) Dispute Resolution. In the case of a dispute as to the determination of the number of the Tranche Exchange Shares for any Tranche, the trading records provided by the Creditor’s brokerage firm to the Company shall be determinative.

(f) Initial Exchange. The Company and the Creditor intend to effect the initial Exchange on the date hereof.

(g) Certain Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Affiliate” means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings.

(ii) “Bloomberg” means Bloomberg, L.P.

(iii) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(iv) “Closing Bid Price” means, for any security as of any date, the last closing bid price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).

(v) “Common Stock” means (A) the Company’s common stock, $0.001 par value per share, and (B) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(vi) “Person” means any individual, partnership, firm, corporation, limited liability company, joint venture, corporation, association trust, unincorporated organization, government or any department or agency thereof, or any other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d) of the Exchange Act.

(vii) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(viii) “Trading Day” means any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Creditor.

2. REPRESENTATIONS AND WARRANTIES

(a)         Company's Representations.  The Company hereby represents and warrants and covenants to the Creditor, as of the date hereof and each other date in which the Company issues Exchange Shares to the Creditor, as follows:

(i) The Company is duly organized and validly existing and in good standing under the laws of the State of Delaware, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted.

(ii) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the Exchange Shares in accordance with the terms hereof and thereof.  The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Shares have been duly authorized by the Company's Board of Directors and no further filing (other than Form 8-K and the Nasdaq Listing of Additional Shares Notification), consent, or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

(iii) The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, each Exchange and the reservation and issuance of the Exchange Shares) will not (A) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its subsidiaries, any share capital of the Company or any of its subsidiaries or Bylaws (as defined below) of the Company or any of its subsidiaries, (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Capital Market (the “Principal Market”) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (B) or (C) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (x) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, or (y) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents.

(iv) The Company is not required to obtain any consent from, authorization or order of, or make any filing (other than Form 8-K and the Nasdaq Listing of Additional Shares Notification) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings (other than Form 8-K and the Nasdaq Listing of Additional Shares Notification) and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the applicable Closing Date, and neither the Company nor any of its subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.

(v) On each date the Company issues Exchange Shares to the Creditor, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Exchange Shares to be exchanged with the Creditor hereunder on such date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with..

(vi) The Company filed current Form 10 information with the SEC over 12 months ago and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Securities Exchange Act, as applicable, during the preceding 12 months (other than certain Form 8-K reports) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).

(vii) As of the date hereof, the authorized share capital of the Company consists of (A) 100,000,000 shares of Common Stock, of which, 4,135,874 shares are issued and outstanding and (B) 1,000,000 preferred shares, of which no shares are issued and outstanding.  As of the date hereof, the Company has reserved from its duly authorized capital stock 826,760 shares of Common Stock for issuance as Exchange Shares.  All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in SEC Documents and/or in Schedule 2(a)(vii) hereof: (A) none of the Company’s or any subsidiary’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional share capital of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries; (C) except for the Existing Debt and all other debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments disclosed in the SEC Documents, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (D) other than with respect of the current indebtedness of the Company or any of its subsidiaries, there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its subsidiaries; (E) there are no current agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act; (F) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (G) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Exchange Shares; (H) neither the Company nor any subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (I) neither the Company nor any of its subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company will furnish to the Creditor upon Creditor’s written request copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto that have not been disclosed in the SEC Documents.

(viii) The Company confirms that neither it nor any other Person acting on its behalf has provided the Creditor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Agreements. The Company understands and confirms that the Creditor will rely on the foregoing representations in effecting transactions in securities of the Company.

(ix) The issuance of the Exchange Shares are duly authorized and upon issuance in accordance with the terms hereof shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.  Upon issuance in accordance herewith and subject to the representations and warranties and covenants of the Creditor set forth in Section 2(b) having been and remaining at such issuance true and correct, the Exchange Shares will be exempt from the registration requirements of the Securities Act under either Section 4(a)(2) or 3(a)(9) of the Securities Act and all of such Exchange Shares, even though initially issuable subject to restrictions on trading, will be caused by the Company to be freely transferable and freely tradable by the Creditor without restriction pursuant to Rule 144, including, without limitation Rule 144(d)(3)(ii), of the Securities Act by requesting the Transfer Agent to remove restrictive legends from the Exchange Shares.  After such restrictive legends removal, neither any Exchange Shares issuable hereunder nor any certificates evidencing any of such Exchange Shares (if a certificate therefor is requested in writing by the Creditor) shall bear any restrictive or other legends or notations.  The Company shall not, and the Company shall cause all other persons to not, issue any stop-transfer order, instruction or other restriction with respect to any such Exchange Shares. The Company shall cause an opinion of counsel to be issued to the Company’s Transfer Agent, if requested by the Transfer Agent, to the effect of the foregoing (the “Opinion”). The Creditor shall cooperate with the Company in timely providing the Company and its counsel with customary non-affiliate seller opinion reliance certificates for the timely issuance of the Opinion(s).

(x)  The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of any Exchange pursuant to this Agreement. Other than the applicable Exchange of Existing Debt, the Company has not received and will not receive any consideration from the Creditor for the Exchange Shares to be issued in an Exchange.

(xi) To the Company’s knowledge, neither the Creditor nor the Original Creditors, nor any of their respective Affiliates, (i) is or was an officer, director, 10% shareholder, control person, or Affiliate of the Company within the last 90 days or (ii) has or will, directly or indirectly, provide any consideration to or invest in any manner in the Company in exchange or consideration for, or otherwise in connection with, the sale or satisfaction of the Existing Debt, other than pursuant to this Agreement.

(xii) The Company acknowledges and agrees that (A) the issuance of Exchange Shares pursuant to this Agreement may have a dilutive effect, which may be substantial, (B) neither the Company nor any of the Company’s Affiliates has or will provide the Creditor with any material non-public information regarding the Company or its securities, and (C) the Creditor has no obligation of confidentiality to the Company and may sell any of its Exchange Shares issued pursuant to this Agreement at any time but subject to compliance with applicable laws and regulations.

(xiii) The Company acknowledges and agrees that with respect to this Agreement and the transactions contemplated hereby, (A) the Creditor is acting solely in an arm’s length capacity, (B) the Creditor does not make and has not made any representations or warranties, other than those specifically set forth in this Agreement, (C) the Creditor has not and is not acting as a legal, financial, accounting or tax advisor to the Company, or agent or fiduciary of the Company, or in any similar capacity, and (D) any statement made by the Creditor or any of the Creditor’s representatives, agents or attorneys is not advice or a recommendation to the Company.

(xiv) The Company is an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(xv) The Company, through its Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (“FAST”) Program of DTC’s Deposit/Withdrawal At Custodian (“DWAC”) system, and the shares of Common Stock may be issued and transferred electronically to third parties via the DTC FAST Program of DTC’s DWAC system. The Company has not, in the 12 months preceding the date of this Agreement, received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the shares of Common Stock, or electronic trading or settlement services with respect to the shares of Common Stock are being imposed or are contemplated by DTC.

(xvi) The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, or other similar antitakeover provision under the certificate of incorporation, bylaws or other organizational documents of the Company, as currently in effect, or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of Exchange Shares hereunder and the Creditor’s ownership of such Exchange Shares, together with all other securities now or hereafter owned or acquired by the Creditor.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Exchange Shares or a change in control of the Company or any of its subsidiaries.

(xvii) The Company shall take such action as the Creditor shall reasonably determine is necessary in order to qualify the Exchange Shares issuable to the Creditor hereunder under applicable securities or “blue sky” laws of the states of the United States for the issuance to the Creditor hereunder and for resale by the Creditor to the public (or to obtain an exemption from such qualification).  Without limiting any other obligation of the Company hereunder, the Company shall timely make all filings and reports relating to the offer and issuance of such Exchange Shares required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable state securities or “blue sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of such Exchange Shares to the Creditor.

(xviii) The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Exchange Shares to be issued to the Creditor pursuant to this Agreement on each national securities exchange and automated quotation system, if any, on which the shares of Common Stock are listed or designated for quotation (as the case may be) and shall use its reasonable best efforts to maintain such listing or designation for quotation (as the case may be) of all such Exchange Shares on such national securities exchange or automated quotation system for so long as the Creditor or any of its Affiliates holds any Exchange Shares. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 2(a)(xix).

(xix) Other than pursuant to the obligations entered into by the Company prior to the date hereof (including, without limitation, quarterly equity compensation to the independent directors of the Company) and other than any equity awards granted from time to time by the compensation committee of the board of directors of the Company under the Company’s 2013 Equity Incentive Plan, as amended, the Company shall not issue without the Creditors’ written consent any shares of Common Stock to any parties other than the Creditor for a period of thirty (30) days after the last date that the Creditor received or is entitled hereunder to receive the Exchange Shares.

(b) Creditor Representations. The Creditor hereby makes the following representations, warranties and covenants, as of the date hereof and each other date in which the Creditor exchanges all or any portion of the Existing Debt into the Exchange Shares or transfers or disposes the Exchange Shares, to the Company:

(i) The Creditor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated hereby to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(ii) The Creditor understands that the Exchange Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Creditor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Creditor set forth herein in order to determine the availability of such exemptions and the eligibility of the Creditor to acquire the Exchange Shares.

(iii) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Creditor and constitute the legal, valid and binding obligations of the Creditor enforceable against the Creditor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(iv) The execution, delivery and performance by the Creditor of this Agreement and the consummation by the Creditor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Creditor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Creditor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to the Creditor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Creditor to perform its obligations hereunder.

(v) As of the date of this Agreement and during the 90 calendar days prior to the date of this Agreement, neither the Creditor nor any Affiliate thereof is or was an officer, director, or 10% or more shareholder of the Company.

(vi) Intentionally Omitted.

(vii)  Creditor represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of any Exchange pursuant to this Agreement and no additional consideration from the Creditor was received or will be received by the Company for the Exchange Shares.

(viii) Creditor understands and acknowledges that the issuance and transfer to it of the shares of Common Stock (the "Shares") has not been reviewed by the United States Securities and Exchange Commission or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act, and applicable state securities laws. Creditor understands that the Company is relying upon the truth and accuracy of, and Creditor’s compliance with, the representations, warranties, acknowledgments and understandings of Creditor set forth herein in order to determine the availability of such exemptions and the eligibility of Creditor to acquire the Shares.

(ix) Creditor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Creditor’s investment in the Company through Creditor’s acquisition of the Shares. Creditor is able to bear the economic risk of its investment in the Company through Creditor’s acquisition of the Shares for an indefinite period of time. At the present time, Creditor can afford a complete loss of such investment and has no need for liquidity in such investment.

(x) Creditor recognizes that its acquisition of the Shares involves a high degree of risk in that: (a) an investment in the Company is highly speculative and only Creditor who can afford the loss of their entire investment should consider investing in the Company and securities of the Company; (b) transferability of the Shares is limited; (c) the Company has experienced recurring losses and it must raise substantial additional capital in order to continue operating its business; (d) subsequent equity financings will dilute the ownership and voting interests of Creditor and equity securities issued by the Company to other persons or entities may have rights, preferences or privileges senior to the rights of Creditor; (e) any debt financing that may be obtained by the Company must be repaid regardless of whether the Company generates revenues or cash flows from operations and may be secured by substantially all of the Company’s assets; (f) there is absolutely no assurance that any type of financing on terms acceptable to the Company will be available to the Company or otherwise obtained by the Company; and (g) if the Company is unable to obtain additional financing or is unable to obtain additional financing on terms acceptable to it, then the Company may be unable to implement its business plans or take advantage of business opportunities, which could have a Material Adverse Effect on the Company’s business prospects, financial condition and results of operations and may ultimately require the Company to suspend or cease operations.

(xi) Creditor acknowledges that it has prior investment experience and that it recognizes and fully understands the highly speculative nature of Creditor’s investment in the Company pursuant to its acquisition of the Shares. Creditor acknowledges that it, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with this transaction.

(xii) Creditor acknowledges that it has carefully reviewed this Agreement and the Company’s filings with the United States Securities and Exchange Commission, which are available on the Internet at www.sec.gov, all of which documents and filings Creditor acknowledges have been made available to it. Creditor has been given the opportunity to ask questions of, and receive answers from, the Company concerning this Agreement, the issuance to it of the Shares, and the Company’s business, operations, financial condition and prospects, and Creditor has been given the opportunity to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as Creditor reasonably desires in order to evaluate its investment in the Company pursuant its acquisition of the Shares. Creditor fully understands all of such documents and filings and has had the opportunity to discuss any questions regarding any of such documents or filings with its legal counsel and tax, investment and other advisors. Creditor acknowledges that it does not desire to receive any further information from the Company or any other person or entity in order to make a fully informed decision of whether or not to execute this Agreement and accept the Shares.

(xiii) Creditor acknowledges that the issuance to it of the Shares may involve tax consequences to Creditor. Creditor acknowledges and understands that Creditor must retain its own professional advisors to evaluate the tax and other consequences of Creditor’s receipt of the Shares.

(xiv) Creditor understands and acknowledges that the Company is under no obligation to register the resale of the Shares under the Securities Act or any state securities laws.

(xv) Creditor understands that, subject to delivery to the Transfer Agent of legal opinion of counsel, acceptable to the Transfer Agent, with respect to removal of restrictive legends in compliance with Rule 144 in connection with impending disposition of such Shares by the Creditor, and the removal of such restrictive legends, the certificate(s) representing the Shares shall initially, (upon exchange under either Rule 4(a)(2) or 3(a)(9) of the Securities Act) bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

(xvi) The legend set forth above will be removed, and the Company will issue and deliver the Shares without such legend to Creditor in the manner set forth in Section 1(c) of this Agreement.

(xvii) Creditor represents and warrants that it was not induced to invest in the Company (pursuant to the issuance to it of the Shares) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio; (b) any registration statement; or (c) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

(xviii) Creditor is either a “qualified institutional buyer” (as defined in Rule 144A(a)(1) of the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(3) of Regulation D of the Securities Act).

3.           CONDITIONS PRECEDENT. The Creditor’s obligation to exchange Existing Debt into the shares of Common Stock shall be subject the following conditions precedent:

(a)      performance by the Company of all its material obligations contained in the Agreement;

(b)      the Company’s Common Stock is listed on the Principal Market the number of shares of Company’s Common Stock issuable to the Creditor in aggregate will not result in the Creditor, together with its Affiliates, becoming the beneficial owner of more than 9.9% of the Company's Common Stock or result in the total number of shares issuable pursuant to the transactions contemplated herein exceeding 19.9% of the shares of the Company's outstanding common stock or voting power;

(d)      an Opinion has been delivered to the Transfer Agent if the Transfer agent so required;

(e)     With respect to each Tranche for which an Exchange Notice has been issued by the Company, the Company is able to issue such number of shares of Common Stock without exceeding the Share Cap that is equal to (based on the Closing Bid Price of the shares of Common Stock as of the Exchange Date for such Tranche) at least 2 times the dollar amount of such Tranche;

(f)      the Creditor has received the Tranche Exchange Shares from the previous Exchange; and

(g)     the Company, through its Transfer Agent, is eligible to issue and transfer shares of Common Stock electronically to third parties via the DTC FAST Program of DTC’s DWAC system.

4.          CREDITOR RIGHT. The Creditor may unilaterally terminate its obligation hereunder to effectuate an Exchange prior to the Outside Date in the (a) event a non-Affiliate that is not a shareholder of the Company acquires over 50% of the voting securities of the Company and replaces the entire board of directors of the Company or (b) an event occurs that has a Material Adverse Effect.

5.            DISCLOSURE.

(a) Prior to the earlier of (i) the opening time for trading stocks on public securities exchanges located in New York City on the first Trading Day immediately following the date of this Agreement and (ii) the date of delivery of the Tranche Exchange Shares for the initial Exchange, time being of the essence, the Company shall file a Current Report on Form 8-K with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act disclosing all of the material terms of this Agreement, and disclosing all other material, nonpublic information (if any) delivered to the Creditor (or the Creditor’s representatives or agents) by the Company or any of its officers, directors, employees, agents or representatives, if any, in connection with the Existing Debt, any Exchange, the Original Creditors or the transactions contemplated by this Agreement, and attaching a copy of this Agreement as an exhibit thereto (the “8-K Filing”).  From and after the 8-K Filing, neither the Company nor any of its officers, directors, employees, agents or representatives shall disclose any material non-public information about the Company to the Creditor (or the Creditor’s representatives or agents), unless prior thereto the Company shall have filed a Current Report on Form 8-K with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act disclosing all such material non-public information.

(b) Neither the Company, its subsidiaries nor the Creditor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Creditor, to issue any press release or make other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations.

6.            INDEMNIFICATION.

(a) In consideration of the Creditor’s execution and delivery of the Exchange Documents to which it is a party and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Exchange Documents, the Company shall indemnify the Creditor and all of their shareholders, partners, members, officers, directors, employees (collectively, the “Creditor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”) incurred by any Creditor Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or breach of any representation or warranty made by the Company in any of the Exchange Documents or (b) any material breach, uncured within 30 days of such breach, of any covenant, agreement or obligation of the Company contained in any of the Exchange.

(b) In consideration of the Company’s execution and delivery of the Exchange Documents to which it is a party and agreeing to issue (subject to the terms hereof) the Securities thereunder and in addition to all of the Creditor’s other obligations under the Exchange Documents, the Creditor shall indemnify the Company and all of their shareholders, partners, members, officers, directors, employees and counsel (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by any Company Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Creditor in any of the Exchange Documents, (b) any material breach, uncured within 30 days of such breach, of any covenant, agreement or obligation of the Creditor contained in any of the Exchange.

(c) Promptly after receipt by a Company Indemnitee or Creditor Indemnity (as applicable) under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Company Indemnitee or Creditor Indemnity (as applicable) shall, (i) if an Indemnified Liability in respect thereof is to be made against the Company under this Section 6, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Creditor Indemnitee; provided, however, that a Creditor Indemnitee shall have the right to retain its own counsel at its own expense, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnitee and the Company would be inappropriate due to actual or potential differing interests between such Creditor Indemnitee and any other party represented by such counsel in such proceeding. In the case of a Creditor Indemnitee, legal counsel referred to in the immediately preceding sentence shall be selected by the Creditor. The Creditor Indemnitee shall cooperate fully with the Company in connection with any negotiation or defense of any such Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Creditor Indemnitee which relates to such Indemnified Liability.  The Company shall keep the Creditor Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent.  The Company shall not, without the prior written consent of the Creditor Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Creditor Indemnitee of a release from all liability in respect to such Indemnified Liability. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Creditor Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 6, except to the extent that the Company is prejudiced in its ability to defend such action; and (ii) if an Indemnified Liability in respect thereof is to be made against the Creditor under this Section 6, deliver to the Creditor a written notice of the commencement thereof, and the Creditor shall have the right to participate in, and, to the extent the Creditor so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Creditor and the Indemnitee; provided, however, that a Company Indemnitee shall have the right to retain its own counsel at its expense, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Company Indemnitee and the Company would be inappropriate due to actual or potential differing interests between such Company Indemnitee and any other party represented by such counsel in such proceeding. In the case of a Company Indemnitee, legal counsel referred to in the immediately preceding sentence shall be selected by the Company. The Company Indemnitee shall cooperate fully with the Creditor in connection with any negotiation or defense of any such Indemnified Liability by the Creditor and shall furnish to the Creditor all information reasonably available to the Company Indemnitee which relates to such Indemnified Liability.  The Creditor shall keep the Company Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  The Creditor shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Creditor shall not unreasonably withhold, delay or condition its consent.  The Creditor shall not, without the prior written consent of the Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Indemnitee of a release from all liability in respect to such Indemnified Liability. Following indemnification as provided for hereunder, the Creditor shall be subrogated to all rights of the Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Creditor within a reasonable time of the commencement of any such action shall not relieve the Creditor of any liability to the Indemnitee under this Section 6, except to the extent that the Creditor is prejudiced in its ability to defend such action.

(d) Notwithstanding any other provisions of this Agreement, the Company shall not be obligated to indemnify any person or entity to the extent that the aggregate of all Indemnified Liabilities subject to the indemnification by the Company exceeds the Debt Amount.

(e) The indemnification required by this Section 6 shall be the sole and exclusive remedy of the Company Indemnitees and the Creditor Indemnitees.

7.            RESERVATION OF SHARES.

(a) Reservation. The Company shall initially reserve 826,760 shares of its authorized and unissued Common Stock (appropriately adjusted for any stock split, stock dividend, reverse stock split, stock combination or other similar transaction), solely for the purpose of effecting Exchanges of the Existing Debt (the “Required Reserve Amount”).  So long as any of the Existing Debt remains outstanding and is held by the Creditor, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting Exchanges of such Existing Debt, the Required Reserve Amount.

(b) Insufficient Authorized Shares. If, notwithstanding Section 7(a), and not in limitation thereof, at any time while the Existing Debt remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exchange of the Existing Debt held by the Creditor of at least a number of shares of Common Stock equal to the Required Reserve Amount (appropriately adjusted for any stock split, stock dividend, reverse stock split, stock combination or other similar transaction), then the Company may take action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve (subject to the Share Cap) the Required Reserve Amount (appropriately adjusted for any stock split, stock dividend, reverse stock split, stock combination or other similar transaction) for such Existing Debt. During the period when the Company is prohibited from issuing shares of Common Stock upon any exchange due to insufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock, the Company shall not issue any Exchange Notices until such time as Company’s authorized shares of Common Stock is sufficient to allow the Company to reserve the Required Reserve Amount (appropriately adjusted for any stock split, stock dividend, reverse stock split, stock combination or other similar transaction).

8.            MISCELLANEOUS.

(a) Legal Opinion To Transfer Agent.  The Company shall be responsible for the delivery of any legal opinion required by the transfer agent in connection with the issuance of the Exchange Shares without any restricted legend and the fees and expenses of counsel with respect to any such legal opinion.

(b) Further Assurances; Additional Documents.  The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement upon the reasonable request of the other party.

(c) No Oral Modification.  This Agreement may only be amended in writing signed by the Company and by the Creditor.  All waivers relating to any provision of this Agreement must be in writing and signed by the waiving party.

(d) Expenses.  The Company shall reimburse (by adding the amount to the Existing Debt) the Creditor or its designee(s) for actual legal fees, costs and expenses (not to exceed in the aggregate $5,000) incurred by it or its Affiliates in connection with the review of the Exchange Documents and the transactions contemplated by the Exchange Documents, including in connection with post-Closing filings with the SEC. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with transactions contemplated hereby.

(e) Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.   EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(g) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Exchange Documents, whenever the Creditor exercises a right, election, demand or option under an Exchange Document and the Company does not timely perform its related obligations within the periods therein provided, then the Creditor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(i) Currency. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Exchange Documents are in United States Dollars (“US Dollars”), and all amounts owing under this Agreement and all other Exchange Documents shall be paid in US Dollars. All amounts denominated in other currencies shall be converted in the US Dollar equivalent amount in accordance with the Dollar Exchange Rate on the date of calculation. “Dollar Exchange Rate” means, in relation to any amount of currency to be converted into US Dollars pursuant to this Agreement, the US Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(j) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(k) Survival.  The representations, warranties, agreements and covenants in this Agreement shall survive the execution and delivery hereof until the consummation of the transactions contemplated hereby or termination or expiration of this Agreement by its terms.

(l) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(m) Severability; Usury.  If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to attempt to agree on a modification of this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible. Notwithstanding anything to the contrary contained in this Agreement or any other Exchange Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, or payable to or received by the Creditor, under the Exchange Documents, including without limitation, any amounts that would be characterized as “interest” under applicable law, exceed amounts permitted under any such applicable law. Accordingly, if any obligation to pay, payment made to the Creditor, or collection by the Creditor pursuant the Exchange Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Creditor and the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Creditor, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Creditor under the Exchange Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Creditor under any of the Exchange Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(n) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(o) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(p) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(q) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(r) Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be (x) if to the Company, at the address set forth on its signature page attached hereto or (y) if to the Creditor, at the address set forth on its signature page attached hereto, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

[Signature Page Follows]

IN WITNESS WHEREOF, the Creditor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

COMPANY:

NET ELEMENT, INC.

By:	/s/ Oleg Firer
Name: Oleg Firer
Title: CEO

Address:	3363 NE 163rd Street, Suite 705, North Miami Beach, Florida

IN WITNESS WHEREOF, the Creditor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

CREDITOR:

ESOUSA HOLDINGS, LLC

By:	/s/ Michael Wachs
Name: Michael Wachs
Title: Managing Member

Initial Exchange Amount: $148,000 Number of Shares to be Issued in the Initial Exchange: ______________	Address: ESOUSA HOLDINGS, LLC 211 East 43rd Street, Suite 402 New York, NY 10017 Attention: Michael Wachs E-mail: michael@esousallc.com (646) 278-6785 office

EXHIBIT I

EXCHANGE NOTICE

Reference is made to (a) that certain Master Exchange Agreement, dated as of March 27, 2020 (the “Exchange Agreement”), by and between the undersigned and Net Element, Inc., a Delaware corporation (the “Company”) and (b) certain Existing Debt (as defined in the Exchange Agreement) held by the undersigned as of the date hereof.  In accordance with and pursuant to the Exchange Agreement, the undersigned hereby elects to cause ESOUSA HOLDINGS, LLC to exchange the Tranche in aggregate of the Exchange Amount (as defined in the Exchange Agreement) indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company in accordance with Section 1(c) of the Exchange Agreement.  Capitalized terms not defined herein shall have the meaning as set forth in the Exchange Agreement.

Date of Exchange:                                             ___________________

Aggregate Exchange Amount of the Tranche: _______________
The Company shall direct the Transfer Agent to issue the applicable number of shares of Common Stock in accordance with the Transfer Agent Instructions from the Company.
Date of this Exchange Notice: _____________ NET ELEMENT, INC. By: ____________________ Name: __________________ Title: ___________________

ACKNOWLEDGMENT

ESOUSA HOLDINGS, LLC hereby acknowledges this Exchange Notice and shall provide the Company with the following information on the next Business Day after the date hereof:
DTC Participant:
DTC Number:
Account Number:

Sold Shares:	________________________

________________________ Name of Registered Holder By: ______________________ Name: Title: Tax ID:____________________ Facsimile:__________________

EXHIBIT II

FORM OF PRE-FUNDED WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THIS WARRANT MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE SECURITIES ACT.

NET ELEMENT, INC.

PRE-FUNDED WARRANT TO PURCHASE COMMON STOCK

Warrant No. 2020-[ ]	Original Issue Date: ________

Net Element, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, ESOUSA Holdings LLC, a New York limited liability company, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [____]’1 shares of common stock, $0.0001 par value (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $0.01 (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), at any time and from time to time from on or after the Original Issue Date set forth above (the “Trigger Date”) and through and including 5:30 P.M., prevailing New York time, on March 30, 2021 (the “Expiration Date”), and subject to the following terms and conditions:

This Pre-Funded Warrant (this “Warrant”) is one warrant, or one of a series of similar warrants, issued to Holder in lieu of shares of Common Stock purchased and issuable to Holder that would cause Holder’s beneficial ownership of the Common Stock of the Company to exceed the Maximum Percentage, as defined in that certain Master Exchange Agreement, dated as of March 27, 2020, by and among the Company and ESOUSA Holdings LLC, a New York limited liability company (the “Exchange Agreement”), as further set forth in Section 1(c)(vii) of the Exchange Agreement. All such warrants are referred to herein, collectively, as the “Warrants.”

1.          Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Exchange Agreement.

2.           Registration of Warrants. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

1 NTD:  Number of shares issuable upon exercise of Pre-Funded Warrant shall be equal to the number of shares of Common Stock that would cause Holder’s beneficial ownership of Common Stock in the Company to exceed 9.99%.

3.          Registration of Transfers. Subject to the restrictions on transfer set forth in the Exchange Agreement and compliance with all applicable securities laws, the Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon (i) surrender of this Warrant, with the Form of Assignment attached as Schedule 2 hereto duly completed and signed, to the Company’s transfer agent or to the Company at its address specified herein and (ii) if the Registration Statement is not effective, (x) delivery, at the request of the Company, of documentation reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (y) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications set forth in Section 2(b) of the Exchange Agreement, to the Company at its address specified in the Exchange Agreement. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder of a Warrant.

4.           Exercise and Duration of Warrants.

(a)      Subject to Section 11 hereof, all or any part of this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Trigger Date and through and including 5:30 P.M. prevailing New York time on the Expiration Date. At 5:30 P.M., prevailing New York time, on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding;

(b)     The Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), appropriately completed and duly signed, (ii) payment of the Exercise Price in immediately available funds for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The delivery by (or on behalf of) the Holder of the Exercise Notice and the applicable Exercise Price as provided above shall constitute the Holder’s certification to the Company that its representations contained in Section 2(b) of the Exchange Agreement are true and correct as of the Exercise Date as if remade in their entirety (or, in the case of any transferee Holder that is not a party to the Exchange Agreement, such transferee Holder’s certification to the Company that such representations are true and correct as to such assignee Holder as of the Exercise Date). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number (if any) of Warrant Shares.

5.         Delivery of Warrant Shares. Upon exercise of this Warrant, the Company shall promptly (but in no event later than two Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate (provided that, if the Registration Statement is not effective and the Holder directs the Company to deliver a certificate for the Warrant Shares in a name other than that of the Holder or an Affiliate of the Holder, it shall deliver to the Company on the Exercise Date an opinion of counsel reasonably satisfactory to the Company to the effect that the issuance of such Warrant Shares in such other name may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws), a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends, unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Warrant Shares are not freely transferable pursuant to Rule 144 under the Securities Act pursuant to transactions in which paragraph (c)(1) of such rule do not apply. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. If the Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through The Depository Trust Company or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through such a clearing corporation.

6.         Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.        Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.         Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Shares may be listed.

9.          Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)      Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, or (iv) otherwise conducts a corporate action or transaction to change the number of outstanding shares of Common Stock, including any reorganization, recapitalization, or other transaction similar to (i) through (iii), then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or the effective date of such subdivision or combination, as applicable.

(b)     Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the shareholders of the Company as of immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets or a majority of its Common Stock is acquired by a third party, in each case, in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which all or substantially all of the holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property and would result in the shareholders of the Company immediately prior to such tender offer or exchange offer owning less than a majority of the outstanding stock after such tender offer or exchange offer, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”). The Company shall not effect any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and/or receive (as the case may be), and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to subsequent transactions analogous to a Fundamental Transaction.

(c)     Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)      Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the sale or issuance of any such shares shall be considered an issue or sale of Common Stock.

10.         Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five Trading Days ending on the date immediately preceding the Exercise Date.

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal securities exchange or trading market for such security, as reported by Bloomberg Financial Markets, or, if such exchange or trading market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Company shall, within two business days submit via facsimile (a) the disputed determination of the Warrant Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Exchange Agreement (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

11.      Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this Section. The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and, except as provided below, shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation; provided, that, if, as of 4:30 p.m., prevailing New York time, on the Expiration Date, the Company has not received written notice that the shares of Common Stock may be issued in compliance with such limitation, the Company’s obligation to issue such shares shall terminate. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant.

12.      No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, subject to Section 11, the number of Warrant Shares to be issued shall be rounded up to the next whole number.

13.      Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be mailed (registered or certified mail, return receipt requested), or personally delivered and shall be deemed given when so delivered or if mailed, two (2) days after such mailing, in each case to the address specified in the Exchange Agreement.

14.      Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.      Miscellaneous.

(a)     The Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 15(a), the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company, contemporaneously with the giving thereof to the shareholders.

(b)     Subject to the restrictions on transfer set forth on the first page hereof, and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company except to a successor in the event of a Fundamental Transaction. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(c)     GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF NEW YORK, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d)      The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)      In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)      Except as otherwise set forth herein, prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

NET ELEMENT, INC

By:
Name:
Title:

SCHEDULE 1

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:      Net Element, Inc.

(1)     The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by Net Element, Inc. a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)     The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant.

(3)     The Holder intends that payment of the Exercise Price shall be made as (check one):

☐     Cash Exercise

☐     “Cashless Exercise” under Section 10

(4)     If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $_______ in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)     Pursuant to this Exercise Notice, the Company shall deliver to the Holder _____________ Warrant Shares in accordance with the terms of the Warrant.

(6)     By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby, the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of the Warrant to which this notice relates.

 Dated:_______________, _____

Name of Holder:

By:
Name:
Title:

(Signature must conform in all respects to name of

Holder as specified on the face of the Warrant)

SCHEDULE 2

NET ELEMENT, INC.

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                              (the “Transferee” the right represented by the within Warrant to purchase                  shares of Common Stock of Net Element, Inc. (the “Company”) to which the within Warrant relates and appoints                              attorney to transfer said right on the books of the Company with full power of substitution in the premises. In connection therewith, the undersigned represents, warrants, covenants and agrees to and with the Company that:

(a)

the offer and sale of the Warrant contemplated hereby is being made in compliance with Section 4(1) of the United States Securities Act of 1933, as amended (the “Securities Act”) or another valid exemption from the registration requirements of Section 5 of the Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)

the undersigned has not offered to sell the Warrant by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)	the undersigned has read the Transferee’s investment letter included herewith, and to its actual knowledge, the statements made therein are true and correct; and

(d)

the undersigned understands that the Company may condition the transfer of the Warrant contemplated hereby upon the delivery to the Company by the undersigned or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable securities laws of the states of the United States.

Dated: ,
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

SCHEDULE 2(A)(VII)

Warrants to purchase an aggregate of 404,676 shares of Common Stock and pre-funded warrants to purchase an aggregate of 323,907 shares of Common Stock are outstanding.